ACQUISITION AGREEMENT

Agreement dated October 2, 2001 by, between and among Global Innovative Systems Inc., a company incorporated under the laws of the state of Nevada (hereinafter referred to as "Buyer") an OTC - BB - NASDAQ company and Energy Medicine Developments Corp., a company incorporated under the laws of the State of Delaware (hereinafter referred to as the "Seller") having an address for service at #10841 Split Oak Lane, Burke, Virginia, 22015

WHEREAS the Seller carries on a business in the State of Delaware and elsewhere in the United States and in connection therewith owns certain Property;

WHEREAS, THE Seller desire to sell and Buyer desires to purchase the shares of the Seller;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

1. PURCHASE AND SALE

The Seller hereby agrees to sell, transfer, assign and convey to Buyer and Buyer hereby agrees to purchase and acquire from the Sellers 100% of the issued and outstanding shares in the Seller at the time of execution of the Agreement.

2. PURCHASE PRICE

The aggregate purchase price to be paid by Buyer to the Seller shall be a share exchange of eighteen million (18,000,000) 144 restricted shares of Global Innovative Systems Inc. (GBIS), as part of a control block in exchange for all of the issued and outstanding shares of Energy Medicine Developments Corp.

3. CLOSING

(a) The Closing for this acquisition pursuant to the Agreement ("the Closing") shall be held at a date and time agreed to by the parties in writing on two days written notice by the Seller to the Buyer.

(b) At the Closing, Buyer will notify its transfer agent to deliver to each of the Sellers a certificate of the buyers shares evidencing the ownership thereof, in accordance with the amounts specified in Schedule A attached hereto, free and clear of any liens or encumbrances of any kind save and except Certificates containing the restrictive legends specified and disclosed to the Seller.

4. WARRANTIES AND REPRESENTATIONS OF THE COMPANY AND SELLERS

In order to induce Buyer to enter into this Agreement and to complete the transaction contemplated hereby, the Seller warrants and represents to Buyer as of the date hereof and as of the Closing date:

(a) Organization and Standing. The Seller is a corporation duty organized validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in the United States and elsewhere, to the extent required by the laws of the State. Copies of the Sellers Articles of Organization have been received by Buyer and no changes thereto have been made to any of the documents since July 11, 2001.

(b) Taxes The Seller has or will have filed as requested by Buyer all necessary federal, State and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, which that a failure to file, pay or accrue will not have a Material Adverse Effect on the Seller. Such returns to be prepared in accordance with the applicable material tax laws, rules and regulations thereunder, to which the Seller is subject.

(c) No Pending Actions To the best knowledge of the Seller there are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting the Seller, or against the Seller's officers or Directors arising out of the operations of the Seller that are reasonably likely to have a Material Adverse Effect on the Seller. The Seller is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

(d) Ownership of Assets As attached as Schedule B, the Seller has good, marketable title, without any liens or encumbrances of any nature whatever except as noted herein, to all of the following, if any: its Intellectual Property, business assets, properties and rights of every type and description shown in its books and records and all other property and rights of every kind and nature owned or held by the Seller as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by the Agreement.

(e) No Debt Owed by the Sellers The Seller does not owe any money, securities, or property to any Seller or any member of his family or to any company controlled by such a person, directly or indirectly.

(f) Validity of the Agreement All corporate and other proceedings required to be taken by the Seller (including its, Officer, and Directors) in order to enter into and carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by Seller, and constitutes the valid and binding obligation of each of them, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of the Agreement referred to herein will not result, or with the passage of time or notice, will not result, in the breach of any of the terms or conditions of, or constitute a default under or violate the Sellers Certificate of Incorporation or Articles of Organization, or any material agreement, lease, license, mortgage, bond, indenture or other material document or undertaking, oral or written, to which the Seller are a party or are bound, nor will such execution and delivery violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body to which the Seller is a party or is bound; and there are no restrictions which would prevent the Seller from conducting its business after the Closing as a wholly-owned subsidiary of the Buyer.

(g) Corporate Records All of the Sellers books and records, including, without limitation, its books of account, corporate records, and other records of the Seller are or will be made up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of formation. All material reports, returns and statements currently required to be filed by the Seller, with respect to the business and operations of the Seller, with any governmental agency have been or will be filed or valid extensions have been obtained in accordance with normal procedures, and all governmental reporting requirements have been complied with.

(h) No Misleading Statements or Omissions Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented by the Seller in connection herewith, contain any materially misleading statement, or omit any fact or statement necessary to make the other statements or facts herein set forth not materially misleading.

(i) Enforce ability of the Agreement This Agreement and the Schedules hereto which are incorporated herein and made a part hereof, when duly executed and delivered, will be the legal, valid and binding obligations of the Seller enforceable according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights, and that at the closing, Buyer will have acquired title in and to the Company's Business Assets free and clear of all claims, liens and encumbrances.

(j) Access to Books and Records Buyer will have full and free access to the seller's books during the course of this transaction prior to Closing, during regular business hours.

(k) Significant Agreements At the date of Closing, the Seller is, or will be bound by the following agreements:

1. employment, advisory or consulting contracts; with the 3 key personnel or their corporate bodies.

There are no representations and warranties provided by the Sellers except as set forth above.

5. WARRANTIES AND REPRESENTATIONS OF BUYER

In order to induce the Seller to enter into this Agreement and to complete the transaction contemplated hereby, Buyer warrants and represents to the Seller that:

(a) Organization and Standing. Buyer is a corporation duty organized, validly existing and in good standing under the laws of the State of Nevada, and has full power and authority to own and operate assets, properties, intellectual properties and business. No changes thereto will be made in any of the documents at or before Closing.

(b) Capitalization

(i) As of the date hereof, Buyer entire authorized equity capital consists of 21,700,000 outstanding common shares all of which are currently issued and outstanding. All of such Buyer's Common Stock issued and outstanding at the Closing have been duly authorized, validly issued and are full paid and non-assessable, have no preemptive rights and were issued in compliance with all Federal and state securities laws. The relative rights and preferences of Buyer equity securities are set forth in Buyer's Certificate of Incorporation and Buyer's By-Laws and any amendments thereto. There are no other voting or equity securities convertible into voting stock and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Buyer is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security.

The By-Laws of Buyer provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of Buyer's. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of Buyer's.

(c) Ownership of Buyers Shares By Buyers issuance of the Buyer's shares to the Sellers pursuant to this Agreement, each Seller will at the closing thereby acquire good absolute marketable title thereof, free and clear of all lines, encumbrances, and claims of any nature whatsoever except those such restrictions on the Buyer's Shares that have been disclosed to the Sellers and may have been registered under the 1933 Act and accordingly certain hold periods may be applicable in the United States.

(d) Business Buyer will not on the Closing have conducted business, owned assets, employed persons or incurred any liabilities other than those which have been accounted for in the Financial Statements of Buyer.

(e) Significant Agreement Buyer is not and will not at closing be bound by any of the following:

1. employment, advisory or consulting contracts and has no employees;

2. any plan providing for employee benefits of any nature;

3. any lease with respect to any property or equipment;

4. any contract or commitment for any future expenditure in excess of $1,000;

5. any contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;

6. any contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not fully disclosed or set forth in the Agreement or in Buyer's Financial Statements; or

7. any agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of the execution and delivery of this Agreement.

(f) Taxes Buyer has filed all federal, state and local income or tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which Buyer is subject. To Buyer's knowledge, there is no audit or threat of any audit of any tax return for any period, and Buyer knows of on basis for the assertion of any additional taxes of any kind.

(g) Absence of Liabilities At and as of the Closing Date, Buyer has agreed to be solely responsible for the reasonable legal and accounting fees incurred by the Seller in connection with this transaction.

(h) No Pending Actions; Securities Issuance There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Buyer, or against any of Buyer's officers or directors and arising out of their operation of Buyer that are reasonably likely to have a Material Adverse Effect on Buyer and Buyer has not violated any securities law, ordinance or regulation of any kind whatever, including, but not limited on the 1933 Act, the 1934 Act, the rules and regulations of the SEC, or the securities laws and regulations of any US State. Buyer is not subject to any order, writ, judgment, injunction, decree, determination or is aware of any court, arbitration or administrative, governmental or regulatory authority or body. All of buyer's common stock issued and outstanding at the Closing will have been issued in compliance with all Federal and state securities laws. Buyer is not an investment company as defined in the securities laws.

(i) Corporate Records All of Buyer's books and records, including without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

(j) No Misleading Statements or Omissions Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to the Seller in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts herein set forth not materially misleading.

(k) Validity of the Agreement All corporate and other proceedings required to be taken by Buyer in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by Buyer and constitutes a valid, binding and enforceable obligation of Buyer, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement will not result, or, with the passage of time or notice, will not result, in the breach of any of the terms or conditions of, or constitute a default under or violate Buyer's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Buyer is a party or is bound or may affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

(l) Enforce ability of the Agreement When duly executed and delivered, this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable obligations of Buyer according to its terms, except to the extent limited by applicable bankruptcy reorganization, insolvency, moratory or other laws relating to or effecting generally the enforcement of creditors rights, and that at the time of such execution and delivery, the Sellers will have acquired good marketable title in and to the Buyer Shares acquired pursuant hereto.

(m) Access to Books and Records The Seller will have full and free access during regular business hours and on reasonable prior notice to Buyer's books and records during the course of this transaction prior to and at the Closing.

(n) Buyer's Financial Statements Buyer will provide the Seller with its audited financial statements together with unaudited management prepared financial statements (the "Buyer Financial Statements"). The Buyer Financial Statements and the notes hereto are true, complete and accurate and fairly present the consolidated assets, liabilities and accounting principles consistently applied throughout the periods involved. Buyer does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflect in the Buyer Financial Statements.

(o) Buyer's Financial Condition At the Closing, and after consummation of all of the transactions contemplated hereby, Buyer will have no material assets or liabilities, not disclosed on its financial statements.

(p) Director' and Stockholder Approval Promptly upon the execution and delivery of this Agreement, but in any event, on or before the Closing, Buyer's Board of Directors, and its shareholders, if required, by meeting or consent, will have approved this Agreement, and all matters set forth herein as conditions precedent to the consummation by the Seller of the Closing hereunder.

(q) Consents Except as described in Section 8 hereof, no consent of any person is necessary to the consummation of the transaction contemplated hereby.

There are no representations and warranties provided by the Sellers except as set for above.

6. SURVIVAL OF TERMS

All of the terms and conditions of this Agreement, together with the warranties, representations and covenants contained herein or in any instrument or document delivered to or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth herein shall have been performed and satisfied- and (b) all representations and warranties shall survive and continue for, and all claims with respect thereto shall be made prior to the end of 12 months from the Closing.

7. CONDITIONS PRECEDENT TO CLOSING BY THE SELLERS

Each and every obligation of Buyer under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Sellers:

(a) Representations and warranties True The representations and warranties of Buyer contained in this Agreement and in all certificates and other documents delivered and to be delivered by Buyer to the Sellers pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date;

(b) Performance Buyer shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing;

(c) Board of Director and Shareholder Approval Buyer's Board of Directors and, if required by law, its shareholders shall have approved the transactions contemplated by this Agreement, including the Reorganization, in the manner required by applicable state law;

(d) No Governmental Proceeding or Limitation No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which challenges the validity or legality of the transactions contemplated hereby;

(e) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement by Buyer, and all documents incident thereto, shall be reasonably satisfactorily to the Sellers and their counsel, and the Seller shall have received a true, correct and complete copy of all such documents as the Sellers or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith;

(f) Certificates/Statutory Declarations. Buyer shall have furnished the Seller with such certificates/statutory declarations of its officers to evidence the compliance with the conditions set forth in this Agreement as may be reasonably requested by the Sellers.

8. CONDITIONS PRECEDENT TO THE CLOSING BY BUYER

Each and every obligation of the Seller under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Buyer:

(a) Representations and Warranties True. The representations and warranties of Sellers contained in this Agreement and in all certificates and other documents delivered by the Sellers to Buyer pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true, completed and accurate as of the date when made and as of the Closing as though such representation and warranties were made at and as of such date;

(b) Performance The Seller shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing;

(c) Assignment of License The Sellers shall have performed and complied with all arrangements and Directors Resolutions to comply with the proper assignment, sale or transfer of the property rights if applicable;

(d) Board of Directors Approval The Seller's Board of Directors shall have approved the transactions contemplated by this Agreement, including the Consent to the Assignment, in the manner required herein for the Property;

(e) No Governmental Proceeding or Litigation No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which challenges the validity or legality of the transactions contemplated hereby;

(f) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement by the Sellers, and all documents incident hereto, shall be reasonably satisfactorily to Buyer and it's counsel, and Buyer shall have received a true, correct and complete copy of all such documents as Buyer or it's counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection herewith;

(g) Certificates/Statutory Declarations. The Sellers shall have furnished Buyer with such certificates/statutory declarations to evidence the compliance with the conditions set forth in this Section 8 as may be reasonably requested by Buyer,

(h) Legal Opinion. The Sellers at the option of Buyer shall have delivered to Buyer in form and substance reasonably satisfactory to Buyer and it's counsel stating that (a) the Seller is duly organized and validly existing under the laws of the Province of the State of Delaware and is in good standing; (b) all necessary steps have been taken pursuant to the terms of the Seller's Articles of Organization and Operating Agreement to permit the transfer of the ownership of the Seller to Buyer, (c) counsel for the Seller has no knowledge of any liens or encumbrances which would effect Seller's ability to transfer 100% of the Seller to Buyer, and (d) counsel for the Seller has no knowledge of Seller's violation of any laws or regulations of the State of Delaware, or any basis for the assertion of any claim relating thereto;

9. TERMINATION

This Agreement may be terminated at any time before or at Closing by:

(a) The mutual agreement of the parties;

(b) Any party if.

(i) any provision of this Agreement applicable to a party shall be materially untrue or fall to be accomplished;

(ii) any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof.

Upon the termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this Section, each party shall bear all of it's own costs and expenses and no party shall be liable to the other, except that if the termination is caused by the Buyer under Section (b) above, then Buyer will be responsible and liable for all costs and expenses of both parties.

10. POST CLOSING ITEMS

Within 20 days after the Closing, Buyer shall file as required by the Securities and Exchange Commission and any state security regulatory authority such forms as are required under applicable federal and state securities laws in connection with the transactions contemplated hereunder.

11. ENTIRE AGREEMENT; WAIVER OF BREACH

Except insofar as such other agreements are specifically referred to herein or are incorporated herein by reference, this Agreement constitutes the entire agreement between the parties and supersedes any prior agreement or understanding among them in respect-of the subject matter hereof, and there are no other agreements, written or oral, nor may the Agreement be modified except in writing and executed by all of the parties hereto; and no waiver is in writing, signed by the party against whom enforcement is sought, and no waiver shall be claimed to be a waiver of any subsequent breach or condition of a like or different nature.

12. NO THIRD PARTY BENEFICIARIES

The provisions of this Agreement are for the exclusive benefit of the parties who are signatories hereto and their permitted successors and assigns, and no third party shall be a beneficiary or, have any rights by virtue of this Agreement.

13. ASSIGNMENT: BINDING EFFECT

This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective permitted assigns, transferees, successors and heirs of the parties. This Agreement may not be assigned or transferred in whole or on part by any party without the prior written consent of all other parties.

14. MATERIAL ADVERSE EFFECT

As used in this Agreement, "Material Adverse Effect" with respect to a party means any change in, or effect on, the business conducted by such party that is, or is reasonably likely to be, materially adverse to (i) the business result of operations, prospects or conditions (financial or otherwise) of such party and it's subsidiaries, taken as a whole, or (ii) the assets and properties used or useful in the conduct of the business of such party and it's Subsidiaries, taken as a whole.

15. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, determined with regard to it's conflicts of law principles. All parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted, only in a federal or state court in the State of Nevada, (ii) waive any objection which may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the exclusive jurisdiction of such federal or state court in the State of Nevada in any such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement.

16. COUNTERPARTS

This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

17. SEVERABILITY

If any provisions of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

18. RESTRICTIVE LEGEND

Each certificate representing shares of Buyer Common Stock being issued to the Sellers shall bear the following legend in addition to such other restrictive legends as may be required by law or as mutually agreed by all parties hereto:

"The shares represented by this certificate have not been registered under the Securities Act of 1993, as amended (the "Act"), or any state securities laws, and no sale or transfer thereof may be effected without an effective registration statement or an opinion of counsel for the holder, satisfactory to Buyer, that such registration is not required under the Act and any applicable state securities laws."

19. NUMBER AND GENDER

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

20. DEFAULT BY THE PARTIES

In the event that one party hereto is in material breach of this Agreement, the other party may provide written notice of that breach, and will provide a cure period of not less than 15 days. In the event that the material breach continues beyond the 15 day cure period, the other party will have the right to terminate the Agreement by providing written notice of said termination.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

GLOBAL INNOVATION SYSTEMS INC.
its authorized signatory
/s/ signed
PRESIDENT

ENERGY MEDICINE DEVELOPMENTS CORP.
by its authorized signatory
/s/ signed
PRESIDENT

ACQUISITION AGREEMENT

SCHEDULE "A"

ALLOTMENT OF SHARES OF BUYER TO SELLERS

US Resident shareholders:
Martha S Lappin	2,462,155
Peter Beresford	75,690
Charles Sorkin	75,690
Candace Kinney	156
Ruth Beauchamp	275
C. Wheelon	1,820
Anna/Thomas Lengyel	1,860
Philip and Bonnie Wigen	2,200
Danny/Deborah Wassilak	925
Chad A Hartnell	1,520
Lori Hartnell	1,520
Eric R Hartnell	1,520
Dr. Gary Hartnell & Kathleen Hartnell	3,040
Patricia/Roberto Huelga	180
Louis & Sandy Belobraydic	180
Bryan & Janette Norenberg	110
UK Shareholder:
Digital Health Research Ltd.	90,820
Canadian Shareholders:
Fraser Wilson Lawrie	6,371,247
Robert M Fletcher	6,371,247
Philip J Kenny	2,462,155
John M McCuaig	60,550
John Donaldson	15,140
18,000,000

RESTRICTIVE LEGEND

Each certificate representing shares of Buyer Common Stock being issued to the Sellers shall bear the following legend in addition to such other restrictive legends as may be required by law or as mutually agree by all parties hereto:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and no sale or transfer thereof may be effected without an effective registration statement or an opinion of counsel for the holder, satisfactory to Buyer, that such registration is not required under the Act and any applicable state securities laws."